EXHIBIT 10.1

SECOND FORBEARANCE AGREEMENT

This Second Forbearance Agreement dated as of December 28, 2012 (the “Agreement”), is entered into by and among: (i) CPI Corp., a Delaware corporation (the “Borrower” also referred to herein as the “Company”); (ii) Consumer Programs Incorporated, a Missouri corporation (“CP Inc.”), CPI Canadian Holdings, Inc., a Delaware corporation (“CPI Canada”), CPI Images, L.L.C., a Missouri limited liability company (“Images”), CPI International Holdings, Inc., a Delaware corporation (“CPI International”), Texas Portraits L.P., a Delaware limited partnership (“Texas”), Centrics Technology, Inc., a Delaware corporation (“Centrics”), and Image Source Inc., a Missouri corporation (“ISI,” and, with CP Inc., CPI Canada, Images, CPI International, Texas and Centrics, each an “Original Guarantor” and, collectively, the “Original Guarantors”); (iii) Bella Pictures Holdings, LLC, a Delaware limited liability company (“Bella”), and Sandy Realty Holdings, LLC, a Missouri limited liability company (“Sandy” and, with Bella, each an “Additional Guarantor” and collectively, the “Additional Guarantors”); (iv) CPI Corp., an unlimited liability company organized under the laws of Nova Scotia (“CPI Canada”), CPI Portrait Studios of Canada Corp., an unlimited liability company organized under the laws of Nova Scotia (“Studios Canada”), CPI Canadian Images, an Ontario partnership (“Images Canada” and with CPI Canada and Studios Canada, each a “Canadian Guarantor”, and collectively, the “Canadian Guarantors”); and (v) Bank of America, N.A., as Administrative Agent (“Agent”) for the various financial institution parties identified as Lenders in the Loan Agreement (collectively, “Lenders”). Borrower, the Original Guarantors, the Additional Guarantors and the Canadian Guarantors are collectively referred to herein as the “Borrower Parties.”
RECITALS
A.Lenders extended a loan to Borrower (the “Loan”) pursuant to that certain Credit Agreement dated as of August 30, 2010, as amended by that certain First Amendment to Credit Agreement dated December 16, 2011 (the “First Amendment”), as further amended by that certain Forbearance Agreement dated May 18, 2012 (the “Forbearance Agreement”), as further amended by that certain Second Amendment to Credit Agreement dated as of June 6, 2012 (“Second Amendment”), as further amended by that certain Third Amendment to Credit Agreement dated as of August 28, 2012 (“Third Amendment” and as further amended by that certain Fourth Amendment to Credit Agreement dated as of November 9, 2012 (“Fourth Amendment”, and collectively with the above, the “Loan Agreement”).

B.The Company and the Original Guarantors executed and delivered that certain Guaranty and Collateral Agreement dated as of August 30, 2010 (the “Guaranty/Collateral Agreement”), pursuant to which, among other things, the Original Guarantors guaranteed the Company's payment and performance of its obligations under the Loan Agreement and the Company and the Original Guarantors granted Administrative Agent a security interest in the Collateral (as defined therein). The Additional Guarantors executed and delivered a Joinder Agreement to the Guaranty/Collateral Agreement dated as of May 23, 2012, pursuant to which the Additional Guarantors assumed, jointly and severally with the Original Guarantors, all of the obligations of the Company and the Original Guarantors arising under the Guaranty/Collateral Agreement. As a condition precedent to the effectiveness of this Agreement, the Canadian Guarantors will execute and deliver a Joinder Agreement to the Guaranty/Collateral Agreement, pursuant to which the Canadian Guarantors will assume, jointly and severally with the Original Guarantors and the Additional Guarantors, all of the obligations of the Company, the Original Guarantors and the Additional Guarantors arising under the Guaranty/Collateral Agreement. The Canadian Guarantors are dependent on the Company for its significant corporate and legal decision-making, marketing, communications, banking, strategic and management functions, sales, pricing and accounting functions and the rights and benefits conferred on the Company pursuant to the terms of this Agreement constitute a direct and material benefit to the Canadian Guarantors. The Loan Agreement and the Guaranty/Collateral Agreement, together with any and all other instruments and agreements that evidence, relate to, or secure the Loan (including this Agreement), as such instruments and agreement have been amended or are amended pursuant to this Agreement, are hereinafter collectively referred to as the “Loan Documents.”

C.Certain Events of Default exist under the Loan Documents as of the date of this Agreement and are continuing (collectively, the “Existing Defaults”), including, without limitation, the following: (i) Borrower's failure to reduce the Revolving Outstandings to a level at or below the $88,531,195.44 Revolving Commitment amount on and after December 1, 2012, as required by Section 6.1.3 of the Loan Agreement; (ii) Borrower's failure to reduce the Revolving Outstandings to a level that is at or below the $83,531,195.44 Revolving Commitment amount on and after December 10, 2012, as required by Section 6.1.3 of the Loan Agreement; (iii) Borrower's failure to satisfy the Minimum Period Cumulative EBITDAR for Period 10 (10/14/12 - 11/10/12); (iv) Borrower's failure to satisfy the Minimum Weekly Cumulative Gross Sales Revenue for Period 11 (specifically week 44, (12/2/12 - 12/8/12), week 45, (12/9/12 - 12/15/12) and week 46, (12/16/12 - 12/22/12); (v) Borrower's failure to pay to Agent the Designated Proceeds as required by Section 6.2.2(a)(vi) on November 10, 2012, November 17, 2012, November 24, 2012, December 1, 2012, December 8, 2012, December 15, 2012 and December 22, 2012; (vi) Borrower's failure to provide to Lenders the period comparison required by Section 10.1.15 for Period 10; (vii) Borrower's failure to provide to Agent the weekly cash forecasts required by Section 10.1.15 on November 29, 2012, December 4, 2012, December 14, 2012 and December 20, 2012; (viii) Borrower's closure of certain studios on May 1, 2012 for which Borrower had not paid rent since March 18, 2012, inclusive of 11 “Kiddie Kandids” and “Sears Portraits Studios” with remaining liability of approximately $2.8 million remaining on those locations and 20 “Portrait Galleries” from “Bella Pictures Studios;” and (ix) Borrower's abandonment of an office lease in San Francisco, California in October of 2012 with remaining liability under the lease of $432,250.

D.By reason of the existence of the Existing Defaults, Agent has the full legal right to exercise its rights and remedies under the Loan Agreement, the Guaranty/Collateral Agreement, and the other Loan Documents. Such remedies include, but are not limited to, the right to enforce its security interest in the Collateral and the Real Estate Collateral and to pursue collection from the Borrower and the Original Guarantors, the Additional Guarantors and the Canadian Guarantors.

E.As of December 20, 2012, the amount of the indebtedness owing under the Loan Documents (exclusive of attorneys' fees and other fees, expenses, advances, and costs of collection, all of which are due and owing and not waived) totaled $96,270,689.33, consisting of unpaid principal of $76,200,242, accrued and unpaid interest of $137,583.77, accrued and unpaid PIK Obligations of $5,964,399.65, letter of credit fees of  $168,705.91 and L/C Obligations totaling $13,799,758.00.

F.Pursuant to Borrower Parties' request, Agent, for itself and for the benefit of each Lender, although it is under no obligation to do so, is willing to amend certain of the Loan Documents and to forebear from exercising its rights and remedies under the Loan Documents for a period of time as specified herein and on the terms and conditions set forth herein.

G.Each of the Borrower Parties acknowledge and agree that the forbearances and accommodations contained herein provide significant financial benefits to each of the Borrower Parties, including, without limitation, the ability of the Borrower Parties to borrow up to $6,468,804.56 more than is permitted under the $83,531,195.44 Revolving Commitment amount.

AGREEMENT
Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

1.RECITALS. All of the foregoing recitals and statements are hereby affirmed by the Borrower Parties as true statements of fact and may be used as binding admissions in a court of law or equity, or other judicial or non-judicial proceedings.

2.DEFINED TERMS. Unless otherwise defined in this Agreement, all capitalized terms used herein as defined terms shall have the meanings given to them in the Loan Documents.

3.TERMS OF FORBEARANCE. Unless the Forbearance Period (as defined below) is sooner terminated as provided herein, Agent, for itself and for the benefit of each Lender, agrees to forbear from exercising its rights and remedies under the Loan Documents through the close of business on January 18, 2013 (the “Forbearance Period”) on the following terms and conditions:

3.1    Notwithstanding the Existing Defaults, the Lenders will continue to make Revolving Loans available to the Borrower in amounts and for purposes that are satisfactory to the Agent in its sole and absolute discretion; provided, however, in no event shall the Revolving Outstandings ever exceed $90,000,000.00. The Lenders have not amended nor increased the amount of the Revolving Commitment above $83,531,195.44. The Existing Defaults have not been cured nor waived regardless of the Lenders' decisions to make Revolving Loans available during the Forbearance Period. Agent expressly reserves all rights and remedies under the Loan Agreement and the other Loan Documents, at law and in equity as a result of the Existing Defaults.

3.2    Upon the termination of the Forbearance Period for any reason, Agent shall have the full right and power immediately and unconditionally to exercise all rights and remedies granted to it under the Loan Documents without further notice to the Borrower Parties (other than any notice otherwise required in the Loan Documents or under applicable law (including any applicable UCC)) and subject to no other conditions precedent.

3.3    The Borrower Parties acknowledge that Agent's obligations under this Agreement are in the nature of a conditional forbearance only, and that, except as expressly provided herein, Agent has made no agreement or commitment to extend the Loan or to modify the Loan Documents.

4.AMENDMENTS TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS. Effective as of the Effective Date, the Loan Agreement and the other Loan Documents are amended as follows:

4.1    Definitions

4.1.1    Termination Date. The definition of “Termination Date” in Section 1.1 of the Loan Agreement is deleted and replaced with the following:

“Termination Date” means the earlier to occur of (a) January 18, 2013, (b) the Forbearance Period Termination Date (as defined in the Second Forbearance Agreement dated as of December 28, 2012, or (c) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.”

4.2    Second Forbearance Agreement. The Loan Agreement is supplemented with the following definitions of “Forbearance Period” and “Second Forbearance Agreement.

“Forbearance Period” shall have the meaning assigned to such term in the Second Forbearance Agreement.”

“Second Forbearance Agreement” means that certain Second Forbearance Agreement dated as of December 28, 2012 among the Borrower Parties, the Administrative Agent and the Lenders.”

4.2    Termination of Right to Obtain Letters of Credit. Notwithstanding anything to the contrary in the Loan Agreement, subsequent to the date of this Agreement, the Company shall not have no further right to request or obtain any Letters of Credit under the Loan Agreement.

4.3    Québec Matters. Section 1.2 of the Loan Agreement is amended by the addition of a new clause (i) thereto as follows:

(i)    For purposes of any assets, liabilities or entities located in the Province of Québec (Canada) and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec and the federal laws of Canada applicable therein or a court or tribunal exercising jurisdiction in the Province of Québec, the words and terms (i) “personal property” shall include “movable property”, (ii) “real property” or “real estate” shall include “immovable property”, (iii) “tangible property” shall include “corporeal property”, (iv) “intangible property” shall include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (vi) all references to filing, perfection, priority, remedies, registering or recording under the Uniform Commercial Code shall include publication under the Civil Code of Québec, (vii) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (ix) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall include a “mandatary”, (xi) “construction liens” shall include “legal hypothecs”, (xii) “joint and several” shall include “solidary”, (xiii) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (xv) “easement” shall include “servitude”, (xvi) “priority” shall include “prior claim”, (xvii) “survey” shall include “certificate of location and plan”, (xviii) “state” shall include “province”, (xix) “fee simple title” shall include “absolute ownership”, (xx) “accounts” shall include “claims”, (xxi) “guaranty” or “guarantee” shall include a “suretyship”, (xxii) “guarantor” shall include “surety”, and (xxiii) “receiver” shall include an “administrator” or a “manager”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

4.4    Maximum Cash Balance. Section 6.2.2(a)(vi) of the Loan Agreement is amended and restated to read as follows:
6.2.2(a)(vi) Regardless of whether or not there is an Event of Default then existing, within two (2) Business Days of the end of each Business Day, the Company shall reduce the Revolving Outstandings by any available amounts of immediately available cash on deposit in the Company's and its Subsidiaries' US banks that exceeds Five Hundred Thousand Dollars ($500,000). Subject to the terms of the Loan Documents, including the Second Forbearance Agreement, the Company shall have the ability to reborrow the proceeds that are paid to the Agent pursuant to the prior sentence in amounts and for purposes that are satisfactory to the Agent in its sole and absolute discretion.

4.5    Minimum Weekly Cash Balance. Section 11.16.3 of the Loan Agreement requiring a Minimum Weekly Cash Amount is deleted in its entirety.

4.6    Pledged Equity. The definitions of “Investment Property” and “Pledged Equity” set forth in the Guaranty/Collateral Agreement are amended to include one hundred percent (100%) of the total outstanding equity interests of any foreign Subsidiary (as defined in the Guaranty/Collateral Agreement). As such, Schedule 1 to the Guaranty/Collateral Agreement is hereby amended to provide that CPI International Holdings, Inc., as a “Grantor,” is pledging one hundred percent (100%) of its equity interest in CPI Corp. (Nova Scotia) and CPI Canadian Holdings, Inc., as a “Grantor,” is pledging one hundred percent (100%) of its equity interest in CPI Portrait Studios of Canada Corp.

4.7    Québec Security. The Loan Agreement is amended by the addition of the following new Section 14.15:

14.15     Québec Security. For greater certainty and without limiting the powers of the Administrative Agent under this Agreement and the Loan Documents, each Lender hereby irrevocably (subject to Section 14.10) appoints and constitutes the Administrative Agent as holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) in order to hold hypothecs and security granted by any Loan Party on property pursuant to the laws of the Province of Québec in order to secure obligations of such Loan Party under any bond, debenture or similar title of indebtedness issued by such Loan Party, and further agrees that the Administrative Agent may act as the holder and mandatary (i.e. agent) with respect to any shares, capital stock or other securities or any bond, debenture or similar title of indebtedness that may be issued by a Loan Party or any other Person and pledged in favour of the Administrative Agent, for the benefit of the Lenders, in accordance with Article 2705 of the Civil Code of Québec. The execution by the Administrative Agent, acting as fondé de pouvoir and mandatary, prior to this Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed. Notwithstanding the provisions of section 32 of An Act respecting the special powers of legal persons (Québec), the Administrative Agent may acquire and be the holder of any bond or debenture issued by any Loan Party (i.e. the fondé de pouvoir may acquire and hold the first bond issued by any Loan Party under any deed of hypothec granted by such Loan Party). The constitution of the Administrative Agent as fondé de pouvoir, and of the Administrative Agent as holder and mandatary with respect to any bond, debenture, shares, capital stock or other securities that may be issued and pledged from time to time to the Administrative Agent for the benefit of the Lenders, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of a Lender's rights and obligations under this Agreement and by each successor Administrative Agent hereunder. The Administrative Agent acting as fondé de pouvoir shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Administrative Agent in this Agreement, which shall apply mutatis mutandis to the Administrative Agent acting as fondé de pouvoir. Section 14.10 shall apply, mutatis mutandis, to the resignation and removal of the Administrative Agent acting as fondé de pouvoir.

5.TERMINATION OF FORBEARANCE PERIOD. The Forbearance Period shall end on the first of the following to occur (the “Forbearance Period Termination Date”):

5.1    January 18, 2013;

5.2    The date on which a petition is filed by or against any Borrower Party under Title 11 of the United States Code (the “Bankruptcy Code”) or under the Canadian Bankruptcy and Insolvency Act, or the Canadian Companies' Creditors Arrangement Act (or any similar act or law); or any Borrower Party makes any assignment for the benefit of creditors; or any Borrower Party voluntarily or involuntarily becomes the subject of any other case or proceeding for the relief or protection of debtors under any other law or statute or under any provision of common or provincial law;

5.3    The date on which (a) any Event of Default, other than any Existing Default existing as of the date of this Agreement, occurs or is determined to have occurred under any Loan Document, including this Agreement, (b) any Borrower Party fails to timely perform and observe any of the covenants, agreements, and obligations contained in this Agreement, or (c) or any of the representations or warranties contained in this Agreement shall prove to be false or misleading in any material respect; and

5.4    The date on which any Borrower Party initiates any judicial, administrative or arbitration proceeding against Agent or any Lender.

6.REMEDIES. On the Forbearance Period Termination Date, Agent's agreement to forbear shall immediately terminate, without notice to any Borrower Party, and Agent shall be immediately entitled to exercise any and all rights and remedies available to Agent or any Lender under the Loan Documents, this Agreement and at law or in equity, without notice to any Borrower Party (other than any notice otherwise required in the Loan Documents or under applicable law (including any applicable UCC)), including, without limitation, the right to conduct any judicial or non-judicial sales of any Collateral or Real Estate Collateral. The releases contained in Section 15 of this Agreement and the amendments to the Loan Agreement contained in Section 4 of this Agreement shall survive the termination of this Agreement and shall continue in full force and effect from and after the Forbearance Period Termination Date.

7.REPRESENTATIONS AND WARRANTIES. Each Borrower Party represents and warrants to Agent and Lenders that:

7.1    Recitals. The recitals set forth above are true, complete, accurate, and correct and are part of this Agreement, and such recitals are incorporated herein by this reference.

7.2    Loan Documents. Except to the extent disclosed on amended schedules to the Loan Agreement attached hereto as Exhibit A (or previously disclosed to Agent or any Lender in writing) and except with respect to the representations and warranties contained in Sections 9.5 and 9.14, and 9.22 of the Loan Agreement and in Sections 5(iv), (v) and (vi) of the First Amendment to Credit Agreement, all representations and warranties made and given by each Borrower Party in the Loan Documents are true, complete, accurate, and correct, as if given on the Effective Date.

7.3    No Claims or Defenses. Each Borrower Party has no claims, offsets, counterclaims, or defenses (other than payment) with respect to: i) the payment of the Loan; ii) the payment of any other sums due under the Loan Documents; iii) the performance of each Borrower Party's obligations under the Loan Documents; or iv) any liability of any Borrower Party under any of the Loan Documents.

7.4    No Breach by Agent or Lenders. Agent and each Lender (including all of their respective predecessors): i) have not breached any duty to any Borrower Party in connection with the Loan; and ii) have fully performed all obligations they may have had or now have to any Borrower Party.

7.5    Assistance of Counsel. Each Borrower Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of this Agreement; and if counsel was retained, counsel for such Borrower Party has read and considered this Agreement and advised such Borrower Party to execute the same. Before execution of this Agreement, each Borrower Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement.

7.6    No Representations or Coercion. No Borrower Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Borrower Party acknowledges that neither Agent nor any Lender has made any representation with respect to the subject of this Agreement except as expressly set forth herein. Each Borrower Party has executed this Agreement as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

7.7    Interest and Other Charges. All interest or other fees or charges which have been imposed, accrued or collected by Agent (including all of its predecessors) under the Loan Documents or in connection with the Loan through the date of this Agreement, and the method of computing the same, were and are proper and agreed to by each Borrower Party, and were properly computed and collected.

7.8    No Novation. This Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.

7.9    Loan Documents Still in Force. Notwithstanding anything to the contrary in this Agreement, except as modified herein, the Loan Documents are in full force and effect in accordance with their respective terms, remain valid and binding obligations of Borrower Parties, have not been modified or amended, and are hereby reaffirmed and ratified by each Borrowers Party. Each Original Guarantor, Additional Guarantor and Canadian Guarantor has read and understands the terms of this Agreement and each hereby ratifies and confirms the Guaranty/Collateral Agreement and their continuing obligations and duties thereunder and consents to the terms of this Agreement. After the Forbearance Period Termination Date, each Borrower Party (either individually, collectively, or in concert with others) shall cooperate fully with the exercise by Agent of any of its rights and remedies pursuant to the Loan Documents or at law or in equity, including in connection with the transfer of possession of the Collateral and/or the Real Estate Collateral to the successor bidder at any judicial or non-judicial sale of the Collateral and/or the Real Estate Collateral.

7.10    No Pending Bankruptcies. No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Bankruptcy Code, has been instituted by such Borrower Party or, to the knowledge of such Borrower Party, against such Borrower Party.

7.11    Due Authorization. The individuals signing this Agreement on behalf of each Borrower Party are duly authorized to enter into this Agreement.

7.12    Existing Defaults. To the knowledge of each Borrower Party, other than the specific Existing Defaults identified in Recital B of this Agreement, no Events of Default exist under the Loan Documents as of the Effective Date.

8.CONDITIONS PRECEDENT. This Agreement shall become effective on the earliest date (the “Effective Date”) that each of the following has occurred:

8.1    Agent has received counterpart originals of this Agreement executed by all Borrower Parties listed on the signature page(s) hereof.

8.2    All actions required to be taken by each Borrower Party in connection with the transactions contemplated by this Agreement have been taken in form and substance satisfactory to Agent.

8.3    Agent has received originals or certified or other copies of such other documents as Agent may reasonably request.

8.4    Borrower shall have provided Agent with evidence satisfactory to Agent, in its sole discretion, that the execution, delivery, and performance by all Borrower Parties of this Agreement, and any agreement or instrument required by this Agreement, have been duly authorized.

8.5    Borrower shall have delivered to Agent a payment on the Revolving Loans in an amount sufficient to be in compliance with Section 6.2.2(a)(vi) of the Credit Agreement, as amended by this Agreement.

8.6    Borrower shall have paid to Agent all out-of-pocket costs, expenses, and reasonable attorneys' fees of Agent, including fees of $44,000 paid or due and payable to Agent's consultant (FTI Consulting) and fees of $140,000 paid or due and payable to Agent's legal counsel (Bryan Cave LLP and Blake, Cassels & Graydon S.E.N.C.R.L./s.r.l./LLP);

8.7    Borrower shall have executed and delivered a fee letter to Agent on account of Agent's facility arrangement and other services provided by Agent to Borrower and shall have paid all of Agent's fees as set forth in such fee letter.

8.8    The Canadian Guarantors shall have executed and delivered a Joinder Agreement (together with all schedules) to Agent in the form attached hereto as Exhibit B, pursuant to Section 8.17 of the Guaranty/Collateral Agreement.

8.9    The Lender has perfected its security interests in the Canadian collateral to the extent required by Agent pursuant to certain registrations in the various Canadian Provinces.

8.10    The Borrower Parties have provided evidence, satisfactory to Agent, that the Borrower Parties have entered into amendments to the Walmart Agreements to defer certain payments required under such agreements, which amendments shall be acceptable to the Agent in its sole and absolute discretion.

8.11    The execution and delivery of this Agreement by Agent shall have been authorized by the Required Lenders.

9.POST-CLOSING OBLIGATION. No later than January 7, 2013, each Canadian Guarantor shall have executed and delivered a Québec law governed Deed of Hypothec and Issue of Bonds, a Bond, a Delivery Order and a Pledge of Bond Agreement in favour of Agent acting as fondé de pouvoir or Agent for the benefit of the Lenders, as applicable, in the form acceptable to Agent in its sole discretion.

10.CONFIRMATION OF COLLATERAL/FURTHER ASSURANCES. Each Borrower Party hereby: i) confirms to Agent that all security interests and liens heretofore granted by it to Agent, for the benefit of the Lenders, securing the obligations of any Borrower Party to Agent or any Lender arising out of the Loan Documents; ii) acknowledges and agrees that all such obligations shall continue to be secured by any and all such security interests and liens except as expressly provided herein; and iii) agrees to execute and deliver to Agent and each Lender any and all agreements and other documentation and to take any and all actions reasonably requested by Agent and each Lender at any time to assure the perfection, protection, priority, and enforcement of Agent and each Lender's rights under the Loan Documents, including this Agreement, with respect to all such security interests and liens, at Borrower Parties' sole cost and expense.

11.BINDING EFFECT. This Agreement shall be binding upon each Borrower Party and Agent, and their respective successors and assigns, and shall inure to the benefit of such parties and their respective successors and assigns; provided, however, that no Borrower Party may assign any rights arising from this Agreement or any Loan Documents without Agent's prior written consent, and any prohibited assignment shall be null and void.

12.COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart, whether delivered by facsimile, email, or other electronic delivery, shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Agreement shall be deemed to have been executed and delivered on the Effective Date.

13.AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement shall be effective unless set forth in a writing signed by the parties hereto.

14.GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the provisions of Section 15.7 of the Loan Agreement.

15.SEVERABILITY. Any provision of this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void, or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

16.RELEASE. As a material part of the consideration for Agent entering into this Agreement, each Borrower Party (collectively “Releasor”) agrees as follows (the “Release Provision”):

16.1    Releasor hereby releases and forever discharges Agent and each Lender and such parties' predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Lender Group”) jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which Releasor may have or claim to have against any of the Lender Group, in each case to the extent arising or accruing prior to and including the Effective Date; provided, however, that Agent and each Lender shall not be released hereby from any obligation to pay to Releasor any amounts that Releasor may have on deposit with Agent or such Lender, in accordance with applicable law and the terms of the documents establishing any such deposit relationship.

16.2    Releasor agrees not to sue any of the Lender Group or in any way assist any other person or entity in suing any of the Lender Group with respect to any claim released herein. The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

16.3    Releasor is the sole owner of the claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

16.4    Releasor understands that the Release Provision was a material consideration in the agreement of Agent to enter into this Agreement on behalf of itself and each Lender.

16.5    It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Lender Group so as to foreclose forever the assertion by Releasor of any claims released hereby against any of the Lender Group.

16.6    If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

17.NOTICES. Any notice, demand or other communications which any party hereto may desire or may be required to give to any other party hereto shall be in writing, and shall be deemed given if and when personally delivered (personal delivery shall include delivery by messenger or expedited delivery service, regularly providing proof of delivery, such as Federal Express or Airborne), or when delivered (whether accepted or refused) by United States registered or certified mail, postage prepaid and return receipt requested addressed to a party at its address set forth in the Loan Agreement and/or the Guaranty/Collateral Agreement.

18.FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

19.Missouri Revised Statute §432.045. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH THE LOAN DOCUMENTS, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
BORROWER:

CPI Corp, a Delaware corporation

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

ORIGINAL GUARANTORS:

CONSUMER PROGRAMS INCORPORATED, a Missouri corporation

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CPI CANADIAN HOLDINGS, INC., a Delaware corporation

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CPI IMAGES, L.L.C., a Missouri limited liability company

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CPI INTERNATIONAL HOLDINGS, INC., a Delaware corporation

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

TEXAS PORTRAITS L.P., a Delaware limited partnership

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CENTRICS TECHNOLOGY, INC., a Delaware corporation

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

IMAGE SOURCE INC., a Missouri corporation

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

ADDITIONAL GUARANTORS:

BELLA PICTURES HOLDINGS, LLC, a Delaware limited liability company

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

SANDY REALTY HOLDINGS, LLC, a Missouri limited liability company

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CANADIAN GUARANTORS:

CPI CORP., an unlimited liability company organized under the laws of Nova Scotia

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CPI PORTRAIT STUDIOS OF CANADA CORP., an unlimited liability company organized under the laws of Nova Scotia

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CPI CANADIAN IMAGES, an Ontario partnership

By: CPI PORTRAIT STUDIOS OF CANADA CORP., an unlimited liability company organized under the laws of Nova Scotia, its partner

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

By: CPI CORP., an unlimited liability company organized under the laws of Nova Scotia, its partner

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

BANK OF AMERICA, N.A., as Administrative Agent for the various financial institution parties identified as Lenders, as Issuing Lender, and as a Lender

By    /s/ Colin McClary
Name:    Colin McClary
Title:    Senior Vice President

ASSOCIATED BANK, N.A., as a Lender

By    /s/ Dan Maher
Name:    Dan Maher
Title:    Senior Vice President

FIFTH THIRD BANK, as a Lender

By    /s/ Steven J. Englehart
Name:    Steven J. Englehart
Title:    Vice President

THE PRIVATE BANK AND TRUST COMPANY, as a Lender

By    /s/ James Thompson
Name:    James Thompson
Title:    Managing Director

EXHIBIT A

(Amended Schedules)

EXHIBIT B

JOINDER TO GUARANTY AND COLLATERAL AGREEMENT
This JOINDER AGREEMENT (this “Agreement”) dated as of December 28, 2012 is executed by the undersigned for the benefit of Bank of America, N.A., as the Administrative Agent (the “Administrative Agent”), in connection with that certain Guaranty and Collateral Agreement dated as of August 30, 2010, among the Grantors party thereto and the Administrative Agent (as amended, restated, supplemented or modified from time to time, the “Guaranty and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Collateral Agreement.
Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.17 of the Guaranty and Collateral Agreement.
In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:
1.Each such Person assumes all the obligations of a Grantor under the Guaranty and Collateral Agreement and agrees that such person or entity is a Grantor and bound as a Grantor under the terms of the Guaranty and Collateral Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby assigns, pledges and grants to the Administrative Agent a security interest and Lien in all of its right, title and interest in and to the Collateral owned thereby to secure the Secured Obligations.

2.Schedules 1, 2, 3, 4, 5, and 6 of the Guaranty and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, and 6, respectively, hereof. Each such Person hereby makes to the Administrative Agent the representations and warranties set forth in the Guaranty and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.

3.In furtherance of its obligations under Section 5.2 of the Guaranty and Collateral Agreement, each such Person agrees to deliver to the Administrative Agent appropriately complete UCC financing statements and Canadian personal property securities act registrations naming such person or entity as debtor and the Administrative Agent as secured party, and describing its Collateral and such other documentation as the Administrative Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Collateral Agreement, as modified hereby. Each such Person acknowledges and agrees to the authorizations given to the Administrative Agent under Section 5.10(b) of the Guaranty and Collateral Agreement and otherwise, and specifically, the undersigned hereby authorizes Administrative Agent, and/or its, agents, attorneys and designees, to immediately file financing statements in any public office deemed necessary by Administrative Agent to perfect the security interests in favor of Administrative Agent in “all assets” (or words of similar import) of such Person.

4.Each such Person's address for notices under the Guaranty and Collateral Agreement shall be the address of the Company set forth in the Loan Agreement.

5.In addition to any other rights set out in the Guaranty and Collateral Agreement, each Person signatory hereto acknowledges that after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (i) appoint by instrument in writing one or more receivers of any Grantor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Administrative Agent under the Guaranty and Collateral Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such receiver from time to time. To the extent permitted by applicable law, any receiver appointed by the Administrative Agent shall (for purposes relating to responsibility for the receiver's acts or omissions) be considered to be the agent of the applicable Grantor and not of the Administrative Agent, and (ii) obtain from any court of competent jurisdiction an order for the appointment of a receiver of any Grantor or of any or all of the Collateral.

6.If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to the Guaranty and Collateral Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under the Guaranty and Collateral Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice. In the event that there is a change in the rate of exchange prevailing between the Business Day immediately preceding the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the Grantor shall, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the Grantor shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in the Guaranty and Collateral Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under the Guaranty and Collateral Agreement or any other Loan Document or under any judgment or order.

7.This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Collateral Agreement and shall be governed by all the terms and provisions of the Guaranty and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of the Administrative Agent's acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to the Administrative Agent.

CPI CORP., an unlimited liability company organized under the laws of Nova Scotia

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CPI PORTRAIT STUDIOS OF CANADA CORP., an unlimited liability company organized under the laws of Nova Scotia

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

CPI CANADIAN IMAGES, an Ontario partnership

By:	CPI PORTRAIT STUDIOS OF CANADA CORP., an unlimited liability company organized under the laws of Nova Scotia, its partner

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer

By:	CPI CORP., an unlimited liability company organized under the laws of Nova Scotia, its partner

By:    /s/ Dale Heins
Name:    Dale Heins
Title:    EVP-Finance/CFO/Treasurer